UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 10, 2007

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, or registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On December 10, 2007, Director Gary P. Coughlan informed Arthur J. Gallagher & Co. (the “Company”) of his intention not to stand for re-election to the Company’s Board of Directors. Mr. Coughlan indicated that his decision to resign was for personal reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Coughlan will continue to serve as a Director of the Company and as Chairman of the Company’s Audit Committee until the expiration of his term at the Annual Meeting of Stockholders, which is expected to be held in May 2008.

The Company gratefully acknowledges Mr. Coughlan’s distinguished service as a member of the Company’s Board of Directors since 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: December 14, 2007	/s/ Walter D. Bay
Walter D. Bay Vice President, General Counsel and Secretary (duly authorized officer)